UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017 (December 13, 2017)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place, 5th Floor Stamford, CT 06902
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 13, 2017, Casey Shanley, a member of the Board of Directors (the “Board”) of Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (the “Company”), submitted a letter of resignation to the Board. Pursuant to the letter, Mr. Shanley resigned as a director of the Company and as a member of the Board’s Compensation Committee, each effective immediately. As a result, Mr. Shanley’s name was withdrawn from nomination for reelection at the Company’s 2017 Annual Meeting of Shareholders (the “Annual Meeting”). Mr. Shanley, who served as a director since April 2016, was designated as a nominee by GoldenTree Asset Management LP, acting in its capacity as investment manager or advisor to certain private investment funds and managed accounts (“GoldenTree”), in accordance with that certain nominating agreement (as amended, the “Nominating Agreement”), dated as of March 30, 2016, with GoldenTree, pursuant to which the Company agreed that GoldenTree will have the right to designate one individual to serve as a member of the Board and on a committee of the Board. Mr. Shanley’s letter of resignation indicates that the resignation is without prejudice to the rights of GoldenTree pursuant to the Nominating Agreement, and GoldenTree has indicated to the Company that it intends to designate an individual to serve as a member of the Board in the near future to replace Mr. Shanley. Mr. Shanley’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On December 14, 2017, the Company held its Annual Meeting. There were a total of 74,103,956 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. A total of 61,624,744 shares of Common Stock, constituting a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, were represented at the Annual Meeting either in person or by proxy, and accordingly a quorum was present. At the Annual Meeting, the Company’s shareholders voted on the following matters and cast their votes as described below. As disclosed in Item 5.02 above, Mr. Shanley, who previously served as a member of the Board and a member of the Compensation Committee, resigned from the Board effective December 13, 2017. GoldenTree has indicated to the Company that it intends to designate an individual to serve as a member of the Board in the near future to replace Mr. Shanley.
1. The following persons were elected as directors of the Company to serve until the Company’s 2018 Annual Meeting of Shareholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal, by the following number of votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Paul M. Leand, Jr.	50,606,957	2,178,948	8,838,839
Randee E.Day	51,054,064	1,731,841	8,838,839
Justin A. Knowles	52,709,886	76,019	8,838,839
Bart Veldhuizen	50,912,405	1,873,500	8,838,839
Gary Vogel	52,708,796	77,109	8,838,839
Gary Weston	50,912,675	1,873,230	8,838,839

2. The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2017 was approved by the following number of votes:

Votes For	Votes Against	Abstentions
60,984,788	593,793	46,163

3. The shareholders, on a non-binding basis, recommended one year for the frequency of future advisory votes on named executive compensation, by the following number of votes:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
29,513,358	1,999,039	20,935,469	338,039	8,838,839

In light of the results of the shareholder vote recommending every one year as the frequency of future advisory votes on named executive compensation, the Board determined that an advisory vote on the compensation of the Company’s named executive officers will be held every one year, until the next shareholder vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers, or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company’s stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: December 15, 2017	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer